EXHIBIT 99.3

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 are based on the historical consolidated financial statements of Starco Brands Inc., a Nevada corporation (“STCB” or the “Company”) and Skylar Body, Inc. (“Skylar” and following the Acquisition, Skylar LLC, which will be referred to as Skylar), after giving retroactive effect to the Company’s acquisition of Skylar effective December 29, 2022 (the “Acquisition”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 is presented as if the Acquisition had occurred on September 30, 2022, and is derived from the unaudited condensed consolidated balance sheet of the Company at September 30, 2022 and the unaudited condensed balance sheet of Skylar at September 30, 2022 and gives effect to certain pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2022 is presented as if the Acquisition had occurred on January 1, 2022 and gives effect to certain pro forma adjustments and are derived from the unaudited condensed consolidated statement of operations of the Company for the nine months ended September 30, 2022 and the unaudited condensed consolidated statement of operations of Skylar for the nine months ended September 30, 2022; the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 are derived from the audited historical statement of operations of the Company for the year ended December 31, 2021 and the audited historical statement of operations of Skylar for the year ended December 31, 2021 and are presented as if the Acquisition occurred on January 1, 2021 and gives effect to certain pro forma adjustments.

The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for information purposes. The actual results reported by the Company in periods following the Acquisition may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements. As a result, the unaudited pro forma condensed consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with:

●	the audited consolidated financial statements of the Company for the year ended December 31, 2022 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2023;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2021 and the related notes thereto, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on August 25, 2022;
●	the unaudited condensed consolidated financial statements of the Company for the nine months ended September 30, 2022 and 2021 and the related notes thereto, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2022;
●	the audited financial statements of Skylar for the year ended December 31, 2021 filed as Exhibit 99.1 to this Current Report on Form 8-K/A; and
●	the unaudited financial statements of Skylar for the nine months ended September 30, 2022 and 2021 filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisition.

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	As of September 30, 2022
	STCB	Skylar	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current Assets:
Cash and cash equivalents	$470,362	$963,124	$39,345	(3)	$1,472,831
Accounts receivable, net, $1,360,457 from related party, respectively	1,968,619	546,466	-		2,515,085
Prepaid expenses and other assets	337,394	528,031	-		865,425
Inventory	2,559,234	2,276,405	-		4,835,639
Total Current Assets	5,335,609	4,314,026	39,345		9,688,980

Property and equipment, net	12,420	29,316	-		41,736
Operating lease right-of-use assets	79,632	-	-		79,632
Intangibles, net	37,166	95,416	8,648,000	(5)	8,780,582
Goodwill	9,898,731	-	15,616,312	(1)	25,515,043
Note receivable, related party	95,640	-	-		95,640

Total Assets	$15,459,198	$4,438,758	$24,303,657		$44,201,613

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$495,017	$1,517,822	$-		$2,012,839
Other payables and accrued liabilities, $179,477 from related party, respectively	501,001	2,106,177	(1,891,803)	(7)	715,375
Stock payable	-	-	-		-
Treasury stock payable, current	131,400	-	-		131,400
Loans and advances payable, related party	600,000	-	-		600,000
Notes payable	92,334	-	-		92,334
Lease liability	81,223	-	-		81,223
Total Current Liabilities	1,900,975	3,623,999	(1,891,803)		3,633,171

Treasury stock payable, net of current portion	98,550	-	-		98,550
Loans payable, net of current portion, $1,264,954 from related party, respectively	1,357,288	7,865,000	(5,865,000)	(6)	3,357,288
Total Liabilities	$3,356,813	$11,488,999	$(7,756,803)		$7,089,009

Commitments and Contingencies

Stockholders’ Deficit:

Preferred stock, $.001 par value; 40,000,000 shares authorized; no shares issued and outstanding, at September 30, 2022	-	1,895	(1,895)	(1)	-
Common stock, $.001 par value; 300,000,000 shares authorized; 221,647,203 and 159,140,665 shares issued and outstanding, at September 30, 2022	221,647	1,596	66,866	(1), (2)	290,109
Additional paid in capital	28,738,630	14,582,205	4,673,568	(1), (2)	47,994,403
Treasury stock at cost	(394,200)	-	-		(394,200)
Equity consideration payable	1,897,727	-	5,685,984	(4)	7,583,711
Accumulated deficit	(18,355,366)	(21,635,937)	21,635,937	(1)	(18,355,366)
Total Starco Brands’ Stockholders’ Equity (Deficit)	12,108,438	(7,050,241)	32,060,460		37,118,657

Non-controlling interest	(6,053)	-	-		(6,053)
Total Stockholders’ Equity (Deficit)	12,102,385	(7,050,241)	32,060,460		37,112,604

Total Liabilities and Stockholders’ Equity (Deficit)	$15,459,198	$4,438,758	$24,303,657		$44,201,613

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	For the Nine Months Ended September 30, 2022
	STCB	SKYLAR	Pro Forma Adjustments		Pro Forma Combined

Revenue, $3,811,746 from related parties	$3,811,746	$7,775,695	$-		$11,587,441

Cost of goods sold	343,994	1,970,365	-		2,314,359

Gross profit	$3,467,752	$5,805,330	$-		$9,273,082

Operating Expenses:
Compensation expense	$395,974	$1,695,422	$-		$2,091,396
Professional fees	1,122,532	846,748	1,770,000	(8)	3,739,280
Marketing, General and administrative	1,677,991	5,952,260	-		7,630,251
Marketing, related party	131,614	-	-		131,614
Total Operating Expenses	3,328,111	8,494,430	1,770,000		13,592,541

Income (Loss) from operations	139,641	(2,689,100)	(1,770,000)		(4,319,459)

Other Income (Expense):
Interest expense (income)	47,127	288,653	-		335,780
Other expense (income)	(8,161)	(4,206)	-		(12,367)
Total Other (Income) Expense	38,966	284,447	-		323,413

Income (loss) before provisions for income taxes	$100,675	$(2,973,547)	$(1,770,000)		$(4,642,872)
Provision for income taxes	-	-	-		-

Net Income (Loss)	$100,675	$(2,973,547)	$(1,770,000)		$(4,642,872)
Net (income) loss attributable to non-controlling interest	$(67,856)	$-	$-		$(67,856)

Net Income (Loss) attributable to Starco Brands	$32,819	$(2,973,547)	$(1,770,000)		$(4,710,728)

Income (Loss) per share, basic	$0.00				$(0.01)
Income (Loss) per share, diluted	$0.00

Weighted Average Shares Outstanding - Basic	163,557,744				163,557,744
Weighted Average Shares Outstanding - Diluted	163,885,661				163,885,661

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	For the Year Ended December 31, 2021
	STCB	SKYLAR	Pro Forma Adjustments	Pro Forma Combined

Revenue, $673,329 from related parties	$673,329	$8,835,330	$-	$9,508,659

Cost of goods sold	-	3,177,968	-	3,177,968

Gross profit	$673,329	$5,657,362	$-	$6,330,691

Operating Expenses:
Compensation expense	$285,837	$2,790,556	$-	$3,076,393
Professional fees	460,363	777,678	-	1,238,041
Marketing, General and administrative	1,159,520	6,705,594	-	7,865,114
Marketing, related party	1,058,210	-	-	1,058,210
Total Operating Expenses	2,963,930	10,273,828	-	13,237,758

Income (Loss) from operations	(2,290,601)	(4,616,466)	-	(6,907,067)

Other Expense:
Interest expense	30,973	718,006	-	748,979
Gain on forgiveness of debt	3,500	-	-	3,500
Other expense (income)	-	(18,454)	-	(18,454)
Total Other Expense	34,473	699,552	-	734,025

Income (Loss) before provisions for income taxes	$(2,325,074)	$(5,316,018)	$-	$(7,641,092)
Provision for income taxes	-	-	-	-

Net income (loss)	$(2,325,074)	$(5,316,018)	$-	$(7,641,092)
Net income (loss) attributable to non-controlling interest	$(73,909)	$-	$-	$(73,909)

Net Income (Loss) attributable to Starco Brands	$(2,251,165)	$(5,316,018)	$-	$(7,715,001)

Income (Loss) per share, basic	$(0.01)			$(0.01)

Weighted Average Shares Outstanding – Basic	159,140,665			159,140,665

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

STARCO BRANDS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION OF SKYLAR

On December 29, 2022, STCB, through its wholly-owned subsidiaries First Merger Sub and Second Merger Sub, completed the Acquisition. In a two-step process, during the First Merger, First Merger Sub merged with and into Skylar and as part of the same overall transaction, during the Second Merger, Skylar Inc. merged with and into Second Merger Sub to result in Skylar LLC as the surviving entity. Skylar is a wholly owned subsidiary of STCB. Skylar is a maker of fragrances that are hypoallergenic and safe for sensitive skin. STCB acquired Skylar in its M&A strategy of acquiring technologies and brands that have the ability to scale and change behavior. The Acquisition was completed through a cash and stock deal, where the Company paid $2,000,000 in cash to settle Skylar debt and the Company’s shares of common stock were issued at $0.20 per share, which amount is equal to the fair value of the stock on the acquisition date. As consideration for the Acquisition, the Company reserved an aggregate of 68,622,219 restricted shares of Company common stock to issue to the Skylar stockholders (such stockholders as of immediately prior to the closing of the Second Merger, the “Skylar Stockholders”), 11,573,660 restricted shares of Company common stock may be issued to the Skylar Stockholders after an 18-month indemnification period, and offsetting against these additional shares will be the sole recourse for any indemnity claims by the Company against the Skylar Stockholders. An additional 19,268,162 restricted shares of Company common stock may be issued to the Skylar Stockholders contingent upon Skylar meeting certain future sales metrics. Further, in the event that the Skylar Stockholders have any indemnity claims against the Company or Second Merger Sub, the Company shall satisfy any such indemnity claims solely by the issuance of additional shares of its Company common stock, which shall not exceed, in the aggregate, 11,573,660 additional shares of Company common stock. Notwithstanding the foregoing, under the terms of the merger agreement giving effect to the Acquisition, any Skylar Stockholder that is not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, will receive cash in lieu of shares of Company common stock at a value equal to $0.17 per share.

The 11,573,660 additional restricted shares of Company common stock to be issued after an 18-month indemnification period and the 19,268,162 earnout shares of Company common stock to be issued if certain future sales metrics are met, are deemed to be part of the consideration paid for the acquisition. The 11,573,660 additional shares of Company common stock that may be issued in the event of an indemnity claim against the Company are not deemed to be part of the consideration paid for the Acquisition as the Company does not expect any additional shares will be issued under the indemnity clause. Following the Acquisition, the Company’s common stock was renamed Class A common stock.

As of March 31, 2023, the Company has paid $27,273 in cash to non-accredited investors.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business were included in the Company’s audited consolidated balance sheet as of December 31, 2022 and the unaudited condensed consolidated balance sheet as of March 31, 2023, based on the estimated fair value on the date of Acquisition as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

Per ASC Topic 805, “Business Combinations” (“ASC 805”), the measurement period is the period after the Acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as December 29, 2022. Included in the issuance of these pro forma financial statements is a third-party valuation of the fair value of the assets acquired and the liabilities assumed for use in the purchase price allocation.

The following table shows the final allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of December 29, 2022, to be presented in the Company’s unaudited pro forma condensed consolidated financial statements for the nine months ended September 30, 2022:

Consideration[1]	$21,417,681

Assets acquired:
Cash and cash equivalents	339,679
Accounts receivable	381,762
Prepaid and other assets	701,566
Inventory	2,508,287
PP&E, net	25,942
Intangibles	161,693
Customer relationships	2,091,000
Trade names and trademarks	6,557,000
Total assets acquired	12,766,929

Liabilities assumed:
Accrued liabilities	540,036
Accounts payable	2,425,524
Total liabilities assumed	2,965,560

Net assets acquired	9,801,369

Goodwill2 3	$11,616,312

The above purchase price allocation is not reflected in the unaudited pro forma condensed balance sheet at September 30, 2022 (see Note 4).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Skylar were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of December 31, 2021 and 2020.

1 Consideration consists of the following: $2,039,345 cash paid to sellers at the acquisition date, $13,120,924 of shares transferred to sellers at the acquisition date, $571,428 of shares transferred to pay sellers expenses, $2,314,732 of equity holdback to be paid to sellers at the end of the holdback period and $3,371,252 of contingent shares payable.

2 Goodwill is the excess of the purchase price over the fair value of the underlying assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes.

3 Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. STCB and Skylar both produce human and skincare products. The acquisition of Skylar provides STCB potential sales synergies resulting from STCB’s access to Skylar’s current client-base to offer additional products and will allow Skylar to vertically integrate their current manufacturing process into their own. These items will be assigned a fair value upon the completion of the third-party valuation, and will be amortizable, which will affect the pro forma loss from operations and loss per share.

NOTE 3 – ACQUISITION-RELATED COSTS

In conjunction with the Acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services which are expensed as incurred.

NOTE 4 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the Company and Skylar and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The unaudited pro forma condensed consolidated balance sheet at September 30, 2022 reflects the assets, liabilities and equity positions of the Company and Skylar as of September 30, 2022. This differs from the fair value of the assets and liabilities acquired by the Company on December 29, 2022 as discussed above in Note 1. However, the Company believes that the preliminary determination of the fair value of goodwill and other related assumptions utilized in preparing the unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

The adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are as follows:

(1)	Reflects the estimated amount of goodwill purchased as part of the acquisition and the elimination of Skylar’s equity.
(2)	Reflects the fair value of the 68,461,762 common stock issued to the sellers of Skylar.
(3)	Reflects the amount of cash paid to sellers of Skylar.
(4)	Reflects the fair value of the equity held back to be paid following the 18-month indemnification period and consideration contingent upon Skylar Shareholders meeting future sales metrics.
(5)	Reflects the estimated fair value of intangible assets purchased as part of the acquisition.
(6)	Reflects the $5,865,000 convertible debt that was converted and paid off in full on the acquisition date and $2,000,000 of notes payable paid through the note payable from Ross Sklar.
(7)	Reflects the $994,649 of accrued interest on the convertible debt and notes payable that was converted and paid off in full on the acquisition date.
(8)	Reflects the expenses incurred, related to the Skylar acquisition, primarily from bankers, lawyers and accountants.